UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2011

WINDSTREAM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas		72212
(Address of principal executive offices)		(Zip Code)

(501) 748-7000

Registrant’s telephone number, including area code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 2, 2011, Windstream Corporation (“Windstream”) announced its commencement of a cash tender offer (the “Tender Offer”) to purchase up to $600 million in aggregate principal amount (the “Tender Cap”) of its outstanding 8.625% Senior Notes due 2016 (the “2016 Notes”), on the terms and subject to the conditions of the Offer to Purchase, dated March 2, 2011, and the accompanying Letter of Transmittal. The Tender Offer will expire at 12:00 midnight, New York City time, on March 29, 2011, unless extended or earlier terminated. The Tender Offer is subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase, including Windstream’s completion of a debt financing on terms and conditions satisfactory to Windstream sufficient to fund, together with borrowings under Windstream’s revolving line of credit, the aggregate tender offer consideration to be paid in the Tender Offer. If the aggregate principal amount of 2016 Notes validly tendered exceeds $600 million, the aggregate principal amount of 2016 Notes purchased will be prorated based on the aggregate principal amount of 2016 Notes tendered, such that the aggregate principal amount of notes accepted for purchase will not exceed $600 million. Subject to applicable law, Windstream may amend, extend or waive conditions to, or terminate, the Tender Offer. Windstream also reserves the right, in its sole discretion, to waive, increase or decrease the Tender Cap. A copy of the press release announcing the Tender Offer is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On March 2, 2011, Windstream announced that it intends to offer in a private placement $600 million in aggregate principal amount of Senior Notes due 2023 (the “Offering”). The Offering is expected to be consummated in mid-March, subject to market and other conditions. Windstream expects to use the net proceeds of the offering, together with borrowings under its revolving line of credit, to pay the consideration in connection with the Tender Offer, together with related fees and expenses. A copy of the press release announcing the Offering is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act and 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: further adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the adoption of inter-carrier compensation and/or universal service reform proposals by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for Windstream’s competitive local exchange carrier operations, adverse effects on the availability, quality of service and price of facilities and services provided by other incumbent local exchange carriers on which Windstream’s competitive local exchange carrier services depend; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below Windstream’s expected long term rate of return for plan assets; changes in federal, state and local tax laws and rates; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended December 31, 2010, and in subsequent filings with the Securities and Exchange Commission. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements contained in this Current Report on Form 8-K should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release dated March 2, 2011, announcing the Tender Offer

99.2	Press Release dated March 2, 2011, announcing the Offering

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel

March 2, 2011

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 2, 2011, announcing the Tender Offer

99.2	Press Release dated March 2, 2011, announcing the Offering